UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              August 23, 2006

Cephalon, Inc

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code             (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On August 23, 2006, Cephalon, Inc. (the “Company”) and Dr. Paul Blake agreed to end Dr. Blake’s employment as the Company’s Executive Vice President, Worldwide Medical and Regulatory Operations effective as of August 31, 2006. In connection with this matter, the Company and Dr. Blake executed a Separation Agreement dated as of August 23, 2006 (the “Separation Agreement”), providing for compensation and benefits that would have been paid under an existing Severance Agreement dated July 25, 2002 between the Company and Dr. Blake, including (i) a lump sum payment of $697,000, which is equal to one and a half (1.5) times Dr. Blake’s current annual base salary (or 18 months thereof); (ii) dental and medical coverage continuation for Dr. Blake, his spouse and dependents until February 2008; and (iii) payment of up to $15,000 to cover the costs of outplacement assistance services.  In consideration of such benefits, Dr. Blake agreed pursuant to the terms of the Separation Agreement to release the Company from all claims, demands and causes of action related to his employment with the Company.

The Company hereby incorporates by reference the press release dated August 25, 2006, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

Item 9.01             Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated August 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: August 25, 2006	By:	/s/ John E. Osborn
John E. Osborn
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated August 25, 2006